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                                 EXHIBIT (10-9)

         The Procter & Gamble 2003 Non-Employee Directors' Stock Plan,
              and related correspondence and terms and conditions
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                THE PROCTER & GAMBLE 2003 NON-EMPLOYEE DIRECTORS'
                                   STOCK PLAN

ARTICLE A -- PURPOSE.

      The purposes of The Procter & Gamble 2003 Non-Employee Directors' Stock Plan (the "Plan") are to strengthen the alignment of interests between the non-employee Directors ("Participants") and the shareholders of The Procter & Gamble Company (the "Company") through ownership behavior and the increased ownership of shares of the Company's common stock ("Common Stock"). This will be accomplished by allowing each Participant to elect voluntarily to convert a portion or all of his/her cash fees for services as a Director into Common Stock or RSUs (as hereinafter defined), and by granting Participants (i) restricted stock units or other awards related to the price of Common Stock ("RSUs"), (ii) shares of Common Stock restricted in a manner determined by the Committee ("Restricted Shares"), (iii) non-qualified options to purchase shares of Common Stock ("Stock Options"), and/or (iv) stock appreciation rights ("SARs").

ARTICLE B -- ADMINISTRATION.

1. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Board"), or such other committee as may be designated by the Board (the "Committee"). The Committee shall consist of not less than three (3) members of the Board who are "Non-Employee Directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), as amended, or any successor rule or definition adopted by the Securities and Exchange Commission, or such other number of Non-Employee Directors required from time to time by such rule or any successor rule adopted by the Securities and Exchange Commission, to be appointed by the Board from time to time and to serve at the discretion of the Board. The Committee may establish such regulations, provisions, and procedures within the terms of the Plan as, in its opinion, may be advisable for the administration and operation of the Plan, and may designate the Secretary of the Company or other employees of the Company to assist the Committee in the administration and operation of the Plan and may grant authority to such persons to execute documents on behalf of the Committee. The Committee shall report to the Board on the administration of the Plan not less than once each year.

2. Subject to the express provisions of the Plan, the Committee shall have authority: (i) to allow Participants the right to elect to receive fees for services as a Director in either cash or an equivalent amount of whole shares of Common Stock or RSUs of the Company, or partly in cash and partly in whole shares of the Common Stock or RSUs of the Company, subject to such conditions or restrictions, if any, as the Committee may determine; (ii) to grant Participants Restricted Shares, subject to such conditions or restrictions, if any, as the Committee may determine; (iii) to grant RSUs, subject to such conditions or restrictions, if any, as the Committee may determine; (iv) to grant Participants Stock Options, subject to such conditions or restrictions, if any, as the Committee may determine; (v) to grant Participants SARs, subject to such conditions or restrictions, if any, as the Committee may determine; (vi) to make all other determinations it deems necessary or advisable for administering the Plan; and (vii) to provide for special terms for any RSUs, Restricted Shares, Stock Options, SARs or other awards granted to Participants who are foreign nationals or who reside outside of the United States of America in order to fairly accommodate for differences in local law, tax policy or custom

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      and to approve such supplements to or amendments, restatements or alternative versions of the Plan as the Committee may consider necessary or appropriate for such purposes (without affecting the terms of the Plan for any purpose); and to make all other determinations it deems necessary or advisable for administering the Plan.

ARTICLE C -- PARTICIPATION.

      Participation in the Plan shall be limited to non-employee Directors of the Company.

ARTICLE D -- LIMITATION ON NUMBER OF SHARES AVAILABLE UNDER THE PLAN.

1. The maximum aggregate number of shares available for grant under the Plan shall be 500,000 shares.

2. In addition to the shares authorized for award by Paragraph 1 of this Article, the following shares may be awarded under the Plan:

      (a) shares that were authorized to be awarded under The Procter & Gamble 1993 Non-Employee Directors' Stock Plan (the "1993 Plan"), but that were not awarded under the 1993 Plan;

      (b) shares awarded under the Plan or the 1993 Plan that are subsequently forfeited in accordance with the Plan or the 1993 Plan, respectively; or shares tendered by or withheld from a Participant in payment of all or part of the exercise price of a stock option awarded under the Plan or the 1993 Plan.

ARTICLE E -- SHARES SUBJECT TO USE UNDER THE PLAN.

      Shares of Common Stock to be granted by the Company or delivered by the Company upon exercise of Stock Options shall be treasury shares.

ARTICLE F  - STOCK OPTIONS AND SARS

1. The Committee may, from time to time, grant Participants one or more Stock Options to purchase shares of Common Stock, each having an exercise price equal to no less than the average of the high and low quotations for Common Stock on the New York Stock Exchange on the day of the grant.

2. The Committee may, from time to time, grant Participants one or more SARs each entitling the Participant to receive, upon exercise, a redemption differential for each such SAR which shall be the difference between the average of the high and low quotations for one share of Common Stock on the New York Stock Exchange on the date of exercise and the exercise price of the SAR then being exercised. The exercise price for each SAR granted under this Plan shall be the average of the high and low quotations for Common Stock on the New York Stock Exchange on the day of the grant.

3. Stock Options and SARs shall have a term of not less than ten (10) years from the date of grant, subject to earlier termination as provided herein, and shall be exerciseable one hundred percent (100%) not less than one (1) year from the date of grant, except in the case of death of a Participant, in which case such Participant's Stock Options or SARs shall immediately vest and be exercisable in accordance with this Article F.

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4.    In the case of death of a Participant, the persons to whom the Stock
      Options or SARs have been transferred by will or the laws of descent and distribution shall have the privilege of exercising remaining Stock Options or SARs or parts thereof, whether or not exercisable on the date of death of such Participant, at any time prior to the expiration date of such Stock Options or SARs.

5. Stock Options are not transferable other than by will or by the laws of descent and distribution. For the purpose of exercising Stock Options or SARs after the death of the Participant, the duly appointed executors and administrators of the estate of the deceased Participant shall have the same rights with respect to the Stock Options and SARs as legatees or distributees would have after distribution to them from the Participant's estate, subject in all respects to Article J hereof.

6. If a Participant ceases to be a Director while holding unexercised Stock Options or SARs, such Stock Options or SARs are then void, except in the case of (i) death, in which case such Stock Options or SARS may be transferred in accordance with this Article F and Article J hereof, (ii) disability, (iii) retirement at the end of a term, (iv) retirement after attaining the age of sixty nine (69), (v) resignation from the Board following a Participant's retirement from a principal employer in good standing under the terms of that employer's retirement plan, or (vi) resignation from the Board for reasons of antitrust laws or the Company's conflict of interest, corporate governance or continued service policies. In cases covered by (ii), (iii), (iv), (v) and (vi) above, the Participant shall be immediately vested in his or her Stock Options or SARs subject to all other terms of such Stock Options or SARs.

7. Upon the exercise of a Stock Option, payment in full of the exercise price shall be made by the Participant. The exercise price may be paid for by the Participant either in cash, shares of Common Stock to be valued at their fair market value on the date of exercise, or a combination thereof.

ARTICLE G -- ADJUSTMENTS.

      In the event of any future reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, share exchange, reclassification, distribution, spin-off or other change affecting the corporate structure, capitalization or Common Stock of the Company occuring after the date of approval of the Plan by the Company's shareholders,
(i) the amount of shares authorized to be issued under the Plan, (ii) the number of shares covered by outstanding Stock Options, SARs, Restricted Shares or RSUs, and (iii) the exercise price of stock options or the grant price of SARs shall be adjusted appropriately and equitably to prevent dilution or enlargement of rights under the Plan. Following any such change, the term "Common Stock" shall be deemed to refer to such class of shares or other securities as may be applicable.

ARTICLE H  - GRANT OF COMMON STOCK, RESTRICTED SHARES OR RSUS.

1. The Committee may grant Common Stock, Restricted Shares, or RSUs to Participants under the Plan subject to such conditions or restrictions, if any, as the Committee may determine.

2. The shares granted under this Article H shall be valued at the average of the high and low

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      quotations for Common Stock on the New York Stock Exchange on the day of
      the grant to a Participant. All shares granted shall be full shares, rounded up to the nearest whole share.

ARTICLE I -- ADDITIONAL PROVISIONS.

1. The Board may, at any time, repeal the Plan or may amend it except that no such amendment may amend this paragraph, increase the total aggregate number of shares subject to the Plan, alter the persons eligible to receive shares under the Plan. Participants and the Company shall be bound by any such amendments as of their effective dates, but if any outstanding grants are materially affected adversely, notice thereof shall be given to Participants holding such grants and such amendments shall not be applicable without such Participant's written consent. If the Plan is repealed in its entirety, all theretofore granted shares subject to conditions or restrictions granted pursuant to the Plan shall continue to be subject to such conditions or restrictions. Notwithstanding this or any other provision of this Plan, Stock Options and SARs may not be re-priced or re-valued except in accordance with Article G hereof.

2. Notwithstanding anything to the contrary in this Plan, Stock Options and SARs granted hereunder shall vest immediately, and any conditions or restrictions on Common Stock, Restricted Stock or RSUs shall lapse, upon a "Change in Control." A "Change in Control" shall mean the occurrence of any of the following:

      (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the 1934 Act), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the then outstanding shares or the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred pursuant to this Section 2(a), shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

      (b) The individuals who, as of July 10, 2001 are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least half of the members of the Board; or, following a Merger (as hereinafter defined) which results in a Parent Corporation (as hereinafter defined), the board of directors of the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or

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            threatened solicitation of proxies or consents by or on behalf of a
            Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

      (c)   The consummation of:

            (i) A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction". A "Non-Control Transaction" shall mean a Merger where:

                  (A) the stockholders of the Company, immediately before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the "Surviving Corporation") if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another Person (a "Parent Corporation"), or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

                  (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least half of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation; and

                  (C) no Person other than (1) the Company, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such Merger was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or shares, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation if there is no Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

            (ii)  A complete liquidation or dissolution of the Company; or

            (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose or the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding shares or Voting Securities as a result of the acquisition of shares or

Voting Securities by the Company which, by reducing the number of shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional shares or Voting Securities which increases the percentage of the then outstanding shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

ARTICLE J --CONSENT.

      Every Participant who receives a grant of Common Stock, Stock Options, SARs, Restricted Shares or RSUs pursuant to the Plan shall be bound by the terms and provisions of the Plan and of any grant agreement referable thereto, and the acceptance of any grant of shares or RSUs pursuant to the Plan shall constitute a binding agreement between the Participant and the Company and any successors in interest to any of them. Every person who receives Stock Options or SARs, in accordance with Article F hereof, that a Participant received pursuant to the Plan shall, in addition to such terms and conditions as the Committee may require upon such grant, be bound by the terms and provisions of the Plan and of the grant of Stock Options or SARs referable thereto, and the acceptance of any grant of shares or RSUs by such person shall constitute a binding agreement between such person and the Company and any successors in interest to any of them. The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, United States of America.

ARTICLE K -- DURATION OF PLAN.

      The Plan shall be effective as of January 1, 2004 and terminate on December 31, 2013 unless a different termination date is fixed by the shareholders or by action of the Board but no such termination shall affect the prior rights under the Plan of the Company or of anyone to whom Common Stock, Stock Options, SARs, Restricted Shares or RSUs have been granted prior to such termination.

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      [PROCTER & GAMBLE LOGO]

                                              The Procter & Gamble Company
                                              Executive Offices
                                              1 P&G Plaza
                                              Cincinnati, Ohio 45202-3315
                                              www.pg.com

                                     [Date]

[Name]

SUBJECT: AWARD OF RESTRICTED STOCK UNITS

This is to advise you that The Procter & Gamble Company is awarding you with Restricted Stock Units, on the date and in the amount listed below, pursuant to The Procter & Gamble 2003 Non-Employee Directors' Stock Plan, and subject to the attached Statement of Terms and Conditions Form RSU.

                  Grant Date:                              [Date]
                  Forfeiture Date:                         [Date]
                  Original Settlement Date:                [Date]
                  Number of Restricted Stock Units:        [Number]

As you will see from the Statement of Terms and Conditions Form RSU, under certain circumstances you may agree with The Procter & Gamble Company to delay the settlement of your Restricted Stock Units beyond the Original Settlement Date. You may want to consult your personal tax advisor before making a decision about this matter.

                                          THE PROCTER & GAMBLE COMPANY
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                                                              Form RSU

                          THE PROCTER & GAMBLE COMPANY

          STATEMENT OF TERMS AND CONDITIONS FOR RESTRICTED STOCK UNITS

          THE PROCTER & GAMBLE 2003 NON-EMPLOYEE DIRECTORS' STOCK PLAN

      The Restricted Stock Units awarded to you as set forth in the letter you received from the Company (your "Award Letter"), and your ownership thereof, are subject to the following terms and conditions.

1.    DEFINITIONS.

      For purposes of this Statement of Terms and Conditions for Restricted Stock Units ("Terms and Conditions"), all capitalized terms not defined in these Terms and Conditions will have the meanings described in The Procter & Gamble 2003 Non-Employee Directors' Stock Plan (the "Plan"), and the following terms will have the following meanings.

      (a) "AGREED SETTLEMENT DATE" has the meaning described in Section 2(c);

      (b) "DATA" has the meaning described in Section 8;

      (c) "DIVIDEND EQUIVALENTS" has the meaning described in Section 3;

      (d) "FORFEITURE DATE" is the date identified as such in your Award Letter;

      (e) "FORFEITURE PERIOD" means the period from the Grant Date until the Forfeiture Date.

      (f) "GRANT DATE" means the date a Restricted Stock Unit was awarded to you, as identified in your Award Letter;

      (g) "ORIGINAL SETTLEMENT DATE" is the date identified as such in your Award Letter, as adjusted, if applicable, by Section 2;

      (h) "POST-FORFEITURE PERIOD" means the period from the Forfeiture Date until the later of the Original Settlement Date or the Agreed Settlement Date;

      (i) "PROCTER & GAMBLE" means the Company and/or its Subsidiaries;

      (j) "RESTRICTED STOCK UNIT" means an unfunded, unsecured promise by the Company, in accordance with these Terms and Conditions and the provisions of the Plan, to issue to you one share of Common Stock on the later of the Original Settlement Date or the Agreed Settlement Date.

2.    TRANSFER AND RESTRICTIONS.

      (a) Neither Restricted Stock Units nor your interest in them may be sold, exchanged, transferred, pledged, hypothecated, given or otherwise disposed of by you at any time, except by will or by the laws of descent and distribution. Any attempted transfer of a Restricted Stock Unit, whether voluntary or involuntary on your part, will result in the immediate forfeiture to the

      Company, and cancellation, of the Restricted Stock Unit (including all rights to receive Dividend Equivalents).

      (b) During the Forfeiture Period, your Restricted Stock Units (including all rights to receive Dividend Equivalents) will be forfeited and cancelled if you leave your position as a Director of the Company for any reason, except due to your: (i) disability; (ii) retirement after attaining the age of sixty-nine (69); (iii) resignation following retirement from your principal employer in good standing under the terms or your principal employer's retirement plan; or (iv) resignation for reasons of antitrust laws or the Company's conflict of interest, corporate governance or continued service policies. In the event of your disability during the Forfeiture Period, unless otherwise agreed to in writing by the Company, your Original Settlement Date shall automatically and immediately become, without any further action by you or the Company, the date of your disability. In the event of any of the other above exceptions occurring, you will retain your Restricted Stock Units subject to the Plan and these Terms and Conditions.

      (c) At any time at least one calendar year prior to the Original Settlement Date, you and the Company may agree to postpone the date on which you are entitled to receive one share of Common Stock for each Restricted Stock Unit you hold until January 15th of any later year (the "Agreed Settlement Date"). During the Post-Forfeiture Period, you will retain your Restricted Stock Units subject to the Plan and these Terms and Conditions if you leave your position as a Director for any reason, except due to your disability. In the event of your disability during the Post-Forfeiture Period, unless otherwise agreed to in writing by the Company, your Original Settlement Date or Agreed Settlement Date, as applicable, shall automatically and immediately become, without any further action by you or the Company, the date of your disability.

      (d) Upon your death or the occurrence of a Change in Control at any time while you hold Restricted Stock Units and/or Dividend Equivalents, your Original Settlement Date or Agreed Settlement Date, as applicable, will automatically and immediately become, without any further action by you or the Company, the date of your death or of the Change in Control, as applicable.

      (e) From time to time, the Company and/or the Committee may establish procedures with which you must comply in order to accept an award of Restricted Stock Units, to agree to an Agreed Settlement Date, or to settle your Restricted Stock Units, including requiring you to do so by means of electronic signature, or charging you an administrative fee for doing so.

      (f) Once your Restricted Stock Units have been settled by delivery to you of an equivalent number of shares of Common Stock, the Restricted Stock Units will have no further value, force or effect and you will cease to receive Dividend Equivalents associated with the Restricted Stock Units.

3.    DIVIDEND EQUIVALENTS.

      As a holder of Restricted Stock Units, during the period from the Grant Date until the Original Settlement Date or the Agreed Settlement Date, whichever is later, each time a cash dividend or other cash distribution is paid with respect to Common Stock, you will receive additional Restricted Stock Units ("Dividend Equivalents"). The number of such additional Restricted Stock Units will be determined as follows: multiply the number of Restricted Stock Units currently held by the per share amount of the cash dividend or other cash distribution on the Common Stock, and then divide the result by the price of the Common Stock on the date of the dividend or distribution. These Dividend Equivalent Restricted Stock Units will be subject to the same terms and conditions as the original Restricted Stock Units that gave rise to them, including forfeiture and settlement terms, except that if there is a fractional number of Dividend Equivalent Restricted Stock Units on the date they are to be settled, you will receive one share of Common Stock for the fractional Dividend Equivalent Restricted Stock Units.

4.    VOTING AND OTHER SHAREHOLDER RIGHTS.

      A Restricted Stock Unit is not a share of Common Stock, and thus you are not entitled to any voting, dividend or other rights as a shareholder of the Company with respect to the Restricted Stock Units you hold.

5.    ADJUSTMENTS IN CASE OF STOCK DIVIDENDS, STOCK SPLITS, ETC.

      In the event of a future reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, share exchange, reclassification, distribution, spin-off, or other change affecting the corporate structure, capitalization or Common Stock, the number of Restricted Stock Units you hold will be adjusted appropriately and equitably to prevent dilution or enlargement of your rights.

6.    TAX WITHHOLDING.

      To the extent Procter & Gamble is required to withhold federal, state, local or foreign taxes in connection with your Restricted Stock Units or Dividend Equivalents, the Committee may require you to make such arrangements as Procter & Gamble may deem appropriate for the payment of such taxes required to be withheld, including without limitation, relinquishment of some of the shares of Common Stock that would otherwise be given to you. However, regardless of any action taken by Procter & Gamble with respect to any income tax, social insurance, payroll tax, or other tax, by accepting a Restricted Stock Unit or Dividend Equivalent, you acknowledge that the ultimate liability for any such tax owed by you is and remains your responsibility, and that Procter & Gamble makes no representations about the tax treatment of your Restricted Stock Units or Dividend Equivalents, and does not commit to structure any aspect of the Restricted Stock Units or Dividend Equivalents to reduce or eliminate your tax liability.

7.    SUSPENSION PERIODS AND TERMINATION.

      The Company reserves the right from time to time to temporarily suspend your right to settle your Restricted Stock Units for shares of Common Stock where such suspension is deemed by the Company as necessary or appropriate.

8.    DATA PRIVACY.

      By accepting a Restricted Stock Unit, you explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, any Procter & Gamble entity or third party for the purpose of implementing, administering and managing your participation in the Plan. You understand that Procter & Gamble holds certain personal information about you, including without limitation your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in a Procter & Gamble entity, details of all options, Restricted Stock Units, or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan ("Data"). You understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, and that the recipient's country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data to any broker or other third party with whom you may elect to deposit any shares of Common Stock in connection with the settlement of your Restricted Stock Units. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents contained in this paragraph, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

9.    NOTICES.

      (a) Any notice to Procter & Gamble that is required or appropriate with respect to Restricted Stock Units held by you must be in writing and addressed to:

                          The Procter & Gamble Company
                          ATTN: Corporate Secretary's Office
                          P.O. Box 599
                          Cincinnati, OH 45201

      or such other address as Procter & Gamble may from time to time provide to you in writing.

      (b) Any notice to you that is required or appropriate with respect to Restricted Stock Units held or to be awarded to you will be provided to you in written or electronic form at any physical or electronic mail address for you that is on file with Procter & Gamble.

10.   SUCCESSORS AND ASSIGNS.

      These Terms and Conditions are binding on, and inure to the benefit of,
(a) The Procter & Gamble Company and its successors and assigns; and (b) you and, if applicable, the representative of your estate.

11.   GOVERNING LAW.

      The validity, interpretation, performance and enforcements of these Terms and Conditions, the Plan and your Restricted Stock Units will be governed by the laws of the State of Ohio, U.S.A. without giving effect to any other jurisdiction's conflicts of law principles. With respect to any dispute concerning these Terms and Conditions, the Plan and your Restricted Stock Units, you consent to the exclusive jurisdiction of the federal or state courts located in Hamilton County, Ohio, U.S.A.

12.   THE PLAN.

      All Restricted Stock Units awarded to you have been awarded under the Plan. Certain provisions of the Plan may have been repeated or emphasized in these Terms and Conditions; however, all terms of the Plan apply to you and your Restricted Stock Units whether or not they have been called out in these Terms and Conditions.

13.   EFFECT OF THESE TERMS AND CONDITIONS.

      These Terms and Conditions and the terms of the Plan, which are incorporated herein by reference, describe the contractual rights awarded to you in the form of Restricted Stock Units, and the obligations imposed on you in connection with those rights. No right exists with respect to Restricted Stock Units except as described in these Terms and Conditions and the Plan.

                                                               Form RRS

                                PROCTER & GAMBLE

                    STATEMENT OF CONDITIONS AND RESTRICTIONS

                THE PROCTER & GAMBLE 2003 NON-EMPLOYEE DIRECTORS'

                                   STOCK PLAN

      The shares of Common Stock of The Procter & Gamble Company (the "Company") awarded to you as stated in the accompanying letter (the "Restricted Shares") have been transferred to you on the express condition that these Restricted Shares, and your ownership thereof, are subject to the following conditions and restrictions:

1.    RESTRICTIONS AND CONDITIONS ON SHARES --

      (a) Neither these Restricted Shares nor any of your interest therein may be sold, exchanged, transferred, pledged, hypothecated, given or otherwise disposed of by you at any time except as specifically permitted or otherwise required by the terms of this Statement.

      (b) In the event that you cease to be a member of the Board of Directors of the Company (the "Board") as a result of a Disqualifying Termination (as defined below), you will be deemed to have received on the date of the termination of your membership a written demand by the Company to sell to the Company within ten (10) days these Restricted Shares at a price of ten cents ($.10) per share, which price is subject to adjustment as hereinafter provided. A "Disqualifying Termination" shall include any termination of your membership on the Board for reasons of cause (a criminal act, an act of fraud, breach of trust or other act of gross conduct) or your voluntary resignation from the Board prior to the end of a term. However, "Disqualifying Termination" will not include resignation from the Board prior to the end of a term if it is for reasons of the antitrust laws, conflict of interest, corporate governance or continued service policies, death, disability, your retirement from your principal employer under the terms of an appropriate retirement plan or your attainment of the age of 69.

      (c) In the event that you shall at any time attempt to sell, exchange, transfer, pledge, hypothecate, give or otherwise dispose of any of the Restricted Shares, or any interest therein, in violation of the terms and conditions of this Statement, you will be required, within ten (10) days after delivery to you of a written demand by the Company made within ninety (90) days after the occurrence of such event, to sell to the Company all Restricted Shares then registered in your name with respect to which the conditions and restrictions set forth in this Statement are still in effect at a price of ten cents ($.10) per share, which price is subject to adjustment as hereinafter provided.

      (d) (i) The determination as to whether an event has occurred requiring a sale of Restricted Shares to the Company in accordance with any provision of this paragraph 1, paragraph 5, following, or any other provision of this Statement shall be made by the Compensation Committee (the "Committee") in its sole discretion, and all determinations of the Committee with respect thereto shall in all respects be conclusive upon you and any persons claiming under or through you.

            (ii) If you shall at any time be required to sell any or all of these Restricted Shares to the Company pursuant to any provisions of this paragraph 1, paragraph 5, following, or any other provision in this Statement, you shall, effective on the date of the delivery of the Company's demand to you, cease to have any rights as a shareholder with respect to the Restricted Shares so required to be sold, or any interest therein; and, without limitation, you shall cease to be entitled to receive any future dividends upon such Restricted Shares with record dates occurring after the date of delivery of such demand; and in the event that for any reason you shall receive any such dividends upon such Restricted Shares you will be required to repay the Company an amount equal to such dividends.

            (iii) If you shall at any time be required to sell any or all of these Restricted Shares to the Company pursuant to the provisions of this paragraph 1, paragraph 5 following, or any other provision in this Statement, and if within thirty (30) days after delivery to you of the Company's demand you have not delivered a stock power or other instrument of transfer appropriately executed in blank, together with any certificates which you may hold representing such Restricted Shares to the Secretary of the Company at the Executive Offices of The Procter & Gamble Company, P. O. Box 599, Cincinnati, Ohio 45201, the Company may thereupon cause to be mailed to you, in the manner and at the address specified in paragraph 6(b), following, its check payable to your order in the amount of the purchase price for such shares provided for in this Statement and direct the Transfer Agent and Registrar of the Company's Common Stock to make appropriate entries upon their records showing the cancellation of such certificates and return the shares represented thereby to the Company.

2.    SHAREHOLDER RIGHTS --

      Effective upon the date of award of these Restricted Shares you shall for all purposes be a holder of record of these Restricted Shares and shall thereafter have all rights of a common shareholder with respect to such shares (including the right to vote such shares at any meeting of common shareholders of The Procter & Gamble Company and the right to receive all dividends paid with respect to such shares), subject only to the conditions and restrictions imposed by this Statement. Until such conditions and restrictions have lapsed with respect to any Restricted Shares, any certificate for such shares will bear a legend to the effect that they were issued or transferred subject to, and may be sold or otherwise disposed of only in accordance with, the terms of this Statement.

3.    ADJUSTMENTS IN CASE OF STOCK DIVIDENDS, STOCK SPLITS, ETC. --

      In the event that, as the result of a stock dividend, stock split, recapitalization, merger, consolidation, reorganization, or other event, you shall, as the owner of Restricted Shares, be entitled to new, additional or different shares or securities: (a) such new, additional or different shares or securities shall for all purposes be deemed "Restricted Shares," (b) all of the terms of this Statement shall be applicable thereto as modified by this paragraph 3, (c) the purchase price of ten cents ($.10) per share and all of the computations provided for in this Statement shall, if and to the extent required, be appropriately adjusted, and (d) any certificates or other instruments evidencing such new, additional or different shares or securities shall bear the legend referred to in paragraph 2; provided, however, any fractional shares and any pre-emptive or other rights or warrants to purchase securities issued to you as a holder of Restricted Shares in connection with a public offering will be issued to you free and clear of all conditions and restrictions imposed by this Statement.

4.    LAPSE OF CONDITIONS AND RESTRICTIONS --

      (a) The conditions and restrictions set forth in paragraph 1 above shall lapse in their entirety on the date you cease to be a member of the Board for reasons other than a Disqualifying Termination, provided, however, that the Treasurer of The Procter & Gamble Company may agree to extend the restrictions to a date after retirement to provide for expiration in up to five annual installments beginning on January 15 of the year following retirement, with any such extension to be agreed to only upon your written request made prior to January 1 of the year of your retirement and your agreement not to provide services as a director, employee or a consultant for a company that is a direct competitor of the Company following retirement until expiration of the restrictions without first obtaining written permission from the Company.

      (b) The Committee may accelerate the lapse of conditions and restrictions on all or any part of the Restricted Shares in the case of hardship which in the sole judgment of the Committee justifies such action.

      (c) When the conditions and restrictions lapse with respect to Restricted Shares pursuant to this paragraph 4, the Company will promptly deliver to you, or your legal representative in case of death, after surrender of any certificate(s) for such Restricted Shares to the Treasurer of The Procter & Gamble Company, Cincinnati, Ohio 45201, one or more certificates for a like number of shares, free of any legend.

5.    ADDITIONAL DOCUMENTS --

      (a) It is the intention of the Company that this transaction shall meet the requirements of, and result in the application of, the rules prescribed by
Section 83 of the Internal Revenue Code of 1986, as in effect at the date hereof, and applicable Regulations thereunder. Accordingly, each and every provision shall be construed and interpreted in such manner as to conform with such intention and the Company reserves the right to execute and to require you to execute any further agreements or other instruments which may be effective as of the date of award of these Restricted Shares, including, but without limitation, an instrument modifying or correcting any provision hereof, or of the letter advising you of the award or any action taken hereunder or contemporaneously herewith, and to take any other action, which may be effective as of the date of award of these Restricted Shares, that, in the opinion of counsel for the Company, may be necessary or desirable to carry out such intention.

      (b) If you fail, refuse or neglect to execute and deliver any instrument or document or to take any action requested by the Company or Committee to be executed or taken by you pursuant to the provisions of paragraph 5(a) above for a period of thirty (30) days after the date of such request, the Committee may require you, within ten (10) days after delivery to you of a written demand by the Company, to sell to the Company all of the Restricted Shares then registered in your name with respect to which the conditions and restrictions set forth in this Statement are still in effect at a price of ten cents ($.10) per share, which price is subject to adjustment as herein provided.

6.    NOTICES --

      (a) Any notice to the Company under or pursuant to the conditions and restrictions of this Statement shall be deemed to have been delivered to the Company when delivered in person to the Secretary of the Company or when deposited in the mails, by certified or registered mail, addressed to the Secretary of the Company at the Executive Offices of The Procter & Gamble Company, P. O. Box 599, Cincinnati, Ohio 45201, or such other address as the Company may from time to time designate in writing by notice to you given pursuant to paragraph 6(b) hereof.

      (b) Any notice or demand to you under or pursuant to any provisions of this Statement shall be deemed to have been delivered to you when delivered to you in person or when deposited in the mails, by certified or registered mail, addressed to you at the address on record in the Shareholder Services Department or such other address as you may from time to time designate in writing by notice to the Company given pursuant to paragraph 6(a) above.

7.    THE PROCTER & GAMBLE 2003 NON-EMPLOYEE DIRECTORS' STOCK PLAN --

      The Restricted Shares have been awarded to you pursuant to The Procter & Gamble 2003 Non-Employee Directors' Stock Plan and such shares and your ownership thereof shall be in all respects subject to the terms of such Plan, the terms and provisions of which are incorporated herein by reference.

8.    SUCCESSORS AND ASSIGNS --

      The provisions of this Statement shall be binding upon and inure to the benefit of

      (a) the Company, its successors and assigns, and

      (b) you and, to the extent applicable, your legal representative.

9.    GOVERNING LAW --

      The validity, interpretation, performance and enforcement of the conditions and restrictions contained in this Statement and your rights in, to and under the Restricted Shares shall for all purposes be governed by the laws of the State of Ohio.

10.   ADDITIONAL INFORMATION CONCERNING COMMON STOCK --

      The following information which appears on certificates representing shares of the Common Stock of the Company is provided pursuant to Section 1701.24(F) of the Ohio Revised Code as pertinent to Restricted Shares awarded or held without issuance of certificates:

      (a) The Procter & Gamble Company is organized under the laws of the State of Ohio.

      (b) The Restricted Shares are fully paid and non-assessable shares of the Common Stock without par value of the Company.

      (c) The name of the person to whom the shares are issued and the number of shares so issued and made subject to this Statement of Conditions and Restrictions are set forth in the accompanying letter.

      (d) A copy of the express terms of such shares and of all other classes and series of shares authorized will be mailed to any shareholder without charge within five (5) days after receipt from such shareholder of a written request therefor addressed to the Secretary of The Procter & Gamble Company, P. O. Box 599, Cincinnati, Ohio 45201.